Exhibit 10.1

Proprietary and Confidential
Executed Version

EXCLUSIVE DISTRIBUTION AGREEMENT

This Exclusive Distribution Agreement (“the Agreement”) is entered into and takes into effect on 15th Feb 2019, by and between:

CASI Pharmaceuticals INC., (“CASI”) a Nasdaq listed company incorporated and existing under the laws of the State of Delaware, USA with its registered domicile at 9620 Medical Center Drive in Rockville, MD USA.

9620 Medical Center Drive in Rockville, MD USA.

China Resources Guokang Pharmaceuticals Co., Ltd, (“CRGK” or “the Distributor”) a company of limited liability, established and existing under the Laws of the People’s Republic of China, with its registered domicile at 5th Floor, Tower 1, Xinghuo Road No.9, Fengtai District, Beijing, the People’s Republic of China, unified social credit code: 91110106700207387G.

CASI (Beijing) Biopharmaceuticals Technology Co., Ltd, (“CASI China”) a company of limited liability, incorporated and existing under the Laws of the People’s Republic of China, with its registered domicile at Suite 1701-1702, Tower 1, China Central Place office building, No.77 Jian-Guo Road, Chaoyang District, Beijing, China. Unified social credit code: 91110105599603317U.

CASI, CASI China and the Distributor may be referred to hereinafter collectively as “the Parties” or each as “the Party” to this Agreement.

WHEREAS:

A. CASI wishes to engage the Distributor to import and distribute its Product in the Territory.

B. The Distributor is engaged inter-alia in the business of the import, distribution and sale of drug products. The Distributor has the required permits, experience, expertise, resources and qualified personnel to provide the aforementioned services;

C. The Distributor maintains a well-established sales network which is capable of and competitive in the distribution and sale of the Product within the Territory.

D. The Parties are willing to carry out the foregoing pursuant to the terms and conditions set forth in this Agreement.

E. CASI China, a subsidiary wholly owned by CASI, is authorized to coordinate, communicate with all Parties to the Agreement and provide supports for the performance of this Agreement within the Territory.

THEREFORE, in consideration of these premises and the covenants and agreements set forth herein, and intending to be legally bound thereby, the Parties hereby agree as follows:

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Definitions

In this Agreement the following terms, whether used in singular or plural form, shall, as used herein, have the following respective meanings:

“Adverse Event” or “Adverse Drug Event” (ADE) shall mean any adverse event associated with the use of the Product in humans, whether or not considered drug-related, including (i) an adverse event occurring in the course of the use of the Product in professional practice; (ii) an adverse event occurring from an overdose, whether accidental or intentional, related to the Product; (iii) an adverse event occurring from drug abuse related to the Product; and (iv) any failure of expected pharmacological action.

“Adverse Drug Reaction” (ADR) shall mean a special type of adverse drug event (ADE) associated with the use of the Product in humans, in which a causative relationship between an injury and the administration of the Product can be identified.

“Affiliate” with respect to a Party shall mean: any person, corporation, company, partnership, joint venture or other business entity controlling, controlled by or under common control from time to time with the relevant Party, either directly or indirectly. For purposes of this definition, the term “control” shall mean (i) the holding, directly or indirectly, of more than fifty percent (50%) of the ordinary shares or voting stock or voting equity interests in, or (ii) the right to appoint fifty percent (50%) or more of the directors of, or (iii) any other arrangement resulting in the right to direct the management of or otherwise having the right to exercise a dominant influence over the said person, corporation, company, partnership or joint venture.

“Agreement” means this Exclusive Distribution Agreement (including any supplementary agreement and amendment signed by the Parties hereof), and all Appendixes hereto.

The “Product” means the product (s) listed in the Product List set forth in Appendix II of this Agreement, as amended by CASI from time to time with justifiable and legitimate reasons.

“Territory” shall mean the People’s Republic of China (excluding Hong Kong SAR, Macau and Taiwan).

“Specifications” shall mean all statutory and contractual requirements of the Product as set forth in Appendix II the Product List and Appendix IV the Quality Agreement.

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“cGMP” shall mean current Good Manufacturing Practices and general biological products standards as promulgated under the United States Federal Food Drug and Cosmetic Act at 21 CFR (Chapters 210, 211, 600 and 610) and the EEC Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 2003/94/EC (replacing 91/356/EEC), and the current good manufacturing practices and general biological products standards as promulgated under the Chinese Decree No. 79 on Good Manufacturing Practice by the Ministry of Health, and all relevant laws and regulations promulgated by the National Medical Products Administration of China (“NMPA”, the former China Food and Drug Administration) including any amendments to such regulations, to the extent these regulations relate to guidelines applicable for biopharmaceuticals, pharmaceuticals and active pharmaceuticals ingredients.

“Batch” shall mean a specific quantity of Product that is intended to be of uniform character and quality and is produced during the same circle of manufacture.

“FIFO” stands for the first-in, first-out method in managing inventory, meaning that the oldest inventory items are recorded as sold first, the cost associated with the inventory that was purchased first is the cost expensed first.

“FCPA” shall mean the Foreign Corrupt Practice Act of the United States.

“Material Breach of the Agreement” means a failure of performance under this Agreement which is significant enough to give the aggrieved Party the right to initiate a legal proceeding, and which seriously impairs the Agreement as a whole and which defeats the purpose of the Agreement.

“Intellectual Property” shall mean, collectively, all of the following intangible legal rights, whether or not filed, perfected, registered or recorded and whether now or hereafter existing, filed, issued or acquired: (i) inventions, patents, utility models, industrial designs and design patents or any extension thereof, (ii) rights associated with works of authorship, including without limitation, copyrights, copyright applications and copyright registrations, (iii) rights in trademarks, trademark registrations and applications therefor, trade names, service marks, service names, logos or trade dress, (iv) rights relating to the protection of formulae, trade secrets, know-how and confidential information, and (v) all other intellectual or proprietary rights existing under applicable laws.

“Know-How” shall mean any information or material that is confidential and proprietary, including, without limitation, ideas, concepts, discoveries, inventions, developments, improvements, trade secrets, designs, devices, equipment, process conditions, algorithms, notation systems, works of authorship, computer programs, technologies, formulas, techniques, methods, procedures, assay systems, applications, data, documentation, reports, chemical compounds, products and formulations, whether patentable or otherwise. Know-How shall also include non-Confidential Information and material to the extent such information and material first lost its confidentiality by virtue of its disclosure in an issued patent or published patent application, a filing with a regulatory authority or as part of a legal proceeding.

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“CASI IP” means all proprietary Intellectual Property owned or controlled by CASI or any of its Affiliates as of the effective date of this Agreement that is necessary or useful in the performance of the services under this Agreement.

“CASI Technology” means the proprietary and/or patented technology and Know-How of CASI and/or its Affiliates, including the processes and time-cycles for the conversion of the Product Materials into the Product, required and appropriate treatment of waste liquids, solids, gases, reprocessing or refining of any sub-standard Product produced for whatever reason and methods of testing/analysis of raw materials, in-process materials and Product along with working standards.

“Confidential Information” means all information, in whatever form or manner presented, which: (a) relates to a disclosing party’s business or business plans, including, but not limited to, manufacturers, customers, prospective customers, contractors, clinical data, the content and format of various clinical and medical databases, utilization data, cost and pricing data, disease management data, software products, programming techniques, data warehouse and methodologies, Know-How, CASI Technology, trade secrets, technical and non-technical materials, products, specifications, processes, sales and marketing plans and strategies, designs, and any discussions and proceedings relating to any of the foregoing; (b) is disclosed pursuant to this Agreement; and (c): (i) is disclosed in writing electronically, or visually is marked or stamped to indicate its confidential nature or is otherwise identified as confidential by the disclosing party at the time of such disclosure; (ii) is disclosed orally and is identified as confidential by the disclosing party at the time of such disclosure and is confirmed in writing within ten (10) working days after such disclosure; or (iii) is information, however disclosed, which should reasonably be considered to be confidential.

“Incoterms 2010” shall mean the International Rules for the Interpretation of Trade Terms issued by the International Chamber of Commerce (“ICC”).

“Working Day” means any calendar day other than Saturday and Sunday and any statutory holidays.

“Third Party” means any other party or entity other than the Parties and/or their respective Affiliates.

1.	Product and Territory

1.1 Product. CASI hereby appoints the Distributor on an exclusive basis as its sole distributor for the sale of the Product set forth in Appendix II (hereinafter referred to as “the Product”) in the Territory of the People’s Republic of China (excluding Hong Kong, Taiwan and Macau) during the term of this Agreement.

1.2 Territory. CASI is appointing the Distributor hereunder with respect to the sale of the Product to any purchasers whose principal place of business is located within the Territory.

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1.3 Best Efforts. The Distributor shall use its best efforts to distribute and sell the Product to the maximum number of Customers in the Territory.

1.4 Sales Limited to Territory. The Distributor shall not solicit orders from any prospective purchaser whose principal place of business is located outside the Territory. If the Distributor receives any order from a prospective purchaser whose principal place of business is located outside the Territory, the Distributor shall immediately notify CASI and refer that order to CASI. The Distributor is prohibited from accepting any such orders. The Distributor may not deliver or tender (or cause to be delivered or tendered) any Product outside of the Territory. The Distributor shall not sell any Product to a purchaser if the Distributor knows or has reason to believe that such purchasers intends to remove those Product from the Territory.

1.5 Sub-Distribution. The Distributor may enter into agreement with independent and qualified legal persons (the “Sub-Distributors”) as permitted by laws to sell and distribute the Product within the Territory, provided that CASI has been notified in writing and received the due diligence or any other information of the sub-distributor as CASI requests.

1.6 Unless the Distributor receives prior approval in writing by CASI, the Distributor shall not supply the Product for any clinical study and pre-clinical study or any investigative purposes within or outside of the Territory.

2.	Prices and Payment Terms

2.1 Purchaser Orders. The Distributor shall order the Product from CASI by submitting a written purchase order identifying the Product ordered, the amount of Product and the requested delivery date (s). All orders for the Product are subject to acceptance by CASI. CASI shall have no liability to the Distributor with respect to purchase orders which are not accepted, provided however, that CASI will not unreasonably reject any purchase order for the Product from the Distributor.

2.2 Payment Terms. Unless expressly stated otherwise by CASI, all payments shall be made on the basis of net cash, to be received by CASI within 90 days following the date of CASI’s invoice for the Product and sent by wire transfer to the bank account designated by CASI in writing (refer to Appendix VII). All payments shall be made without any deductions for Taxes and shall be free of set-offs or counterclaims. The currency of all payments shall be remitted in US Dollar and the purchase prices will be quoted, invoiced and paid in the currency of US Dollar, unless otherwise specified in Appendix VII “Arrangements on the Currency of Payment”.

2.3 Taxes. The Distributor will be responsible for any and all payment of Taxes in the Territory, now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon CASI and measured by the gross or net income of CASI). CASI China is not liable for any taxation within the Territory concerning this Agreement.

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2.4 Invoice. CASI may invoice for each Purchase Order following delivery of the correspondent Batch of the Product and Documentation. Prior to the 5 day of each month, CASI shall have issued all invoices for Deliveries occurring during the previous month. Each invoice shall be sent to the addressee and address mentioned in Appendix III “the Purchase Order” and shall at least refer to:

a. Purchase Order Number;

b. Invoice Number;

c. CASI’s Reference Number (if any);

d. The Distributor’s VAT Number;

e. CASI’s VAT Number;

f. Invoice Date;

g. CASI’s bank account number/IBAN code.

2.5 Default in Payment. If the Distributor fails to make full payment to CASI as required under this Agreement, and such default continues for a period of not more than five (5) working days, a default interest of 0.1% of the amount payable per day shall be charged and paid together with the full amount overdue. If such default continues for a period of more than five (5) working days, a default interest of 0.3% of the amount payable per day shall be charged and paid together with the full amount overdue.

2.6 Mandatory Price Reduction. If a mandatory price reduction is enforced on the Product within the Territory, the Distributor shall manage and adjust the retail price through consultation with CASI. The Distributor shall refrain from arbitrary adjustment of pricing.

2.7 Remedy for Inventory Loss. Should the local government impose a mandatory price reduction on the Product, the Distributor shall provide all inventory reports of its sales channel concerning the Product for CASI to, out of good will, remedy the inventory loss of the Distributor, pharmacies and hospitals. The amount of remedy shall be specified in writing by and between CASI and the Distributor through mutual consent and consultation.

2.8 The Implementation Plan. The Implementation Plan for the remedy of inventory loss due to mandatory price reduction, which includes the amount of remedy, closing date, the allocation of the finalized remedy amount to each customer shall be specified in writing between the Parties through mutual consent and consultation.

3.	Supply of the Product

To enable CASI to organize an adequate supply of the Product, the Distributor shall adhere to the following procedure, as may be amended by the Parties from time to time:

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3.1 At least forty-five (45) days before the first day of each calendar quarter, the Distributor will provide a written estimate of the quantity of the Product it expects to purchase during that calendar quarter as well as a forecast for the quantity of the Product it expects to purchase for the next two (2) calendar quarters.

3.2 The Distributor shall not designate a delivery date earlier than twenty (20) days after the date of receipt of the Purchase Order by CASI without prior consultation.

4.	Importation, Delivery, Acceptance and the Passing of Risk

4.1 Incoterms CIP. CASI shall supply the Product to the Distributor in accordance with CIP Incoterms 2010, and pursuant to the Purchaser Order, deliver the Product to an international airport (the Named Place of Delivery) designated in writing by the Distributor. The Passing of Risk and the transfer of title shall be in reference with 2010 CIP and in accordance with Appendix I “the Import Agreement”.

4.2 The Distributor shall be responsible for including, without limitations, customs declaration, customs clearance, importing inspection and other formality for importation of the Product at its own costs in accordance with the “Import Agreement” as Appendix I to this Agreement.

4.3 CASI shall warrant that shelf life of the Product upon delivery is not less than 18 calendar months. The following documents shall be provided by CASI to the Distributor for each delivery:

•	Invoice;
•	Packing List;
•	Certificate of Origin;
•	Certificate of analysis
•	Delivery Note
•	Certificate of Insurance

4.4 Acceptance and Inspection. The Distributor shall commence inspection of the Product and check all documents listed in Clause 3.3 upon each delivery and notify CASI in writing within 5 working days (specified herein as “the term of inspection”) after the delivery of any incompliance and issues concerning quality, quantity, packaging, labelling, storage and delivery. After the term of inspection, if CASI has not been notified in writing of any enquiries listed herein, the Product of each delivery shall be deemed as accepted by the Distributor.

5.	Reserved Rights of CASI

5.1 CASI may participate in government procurement, bidding, promotion, advertising and sale of the Product within the Territory in its own name and/or on its own behalf in compliance with all applicable laws and regulations without providing notice to the Distributor.

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5.2 CASI is entitled to initiate, either directly or by its affiliates, any clinical and preclinical research, development and investigative study within the Territory and the Distributor shall use its reasonable best efforts to support CASI with respect to such research, development and study.

6.	Obligations of the Distributor

6.1 The Distributor is obliged not to purchase, distribute or acquire any Product as listed in Appendix II “Product List” from any third party. The Distributor may only acquire the Product from CASI or a CASI affiliate.

6.2 The Distributor shall not sell or distribute the Product in any other country or regions except for the Territory specified in this Agreement. If the Distributor intends to expand beyond the Territory to other regions, a separate written agreement must be signed between the Distributor and CASI.

6.3 The Distributor possesses all necessary and mandatory permits, licenses and qualifications to distribute and sell the Product within the Territory, in conformance with all provisions and requirements as stipulated in Appendix IV the “Quality Agreement”.

6.4 The Distributor is obliged to maintain and ensure the authenticity, validity and effectiveness of all its permits, licenses and qualifications and to renew such permits, licenses and qualifications in a timely manner in compliance with requirements and statutory procedures stipulated by applicable laws and regulations, including without limitations, business license, certificate of good supply practice (“GSP”), business permit for the sale and distribution of pharmaceuticals issued by the National Medical Product Administration of China or a municipal medical product administration with jurisdiction.

6.5 The Distributor has a comprehensive and fully functional pharmaceutical products quality management system (“QMS”) and sufficient number of technical employees which meets up with the number of technical employees required by law, including sales personnel who are qualified and licensed to engage in the business of pharmaceuticals sale and distribution.

6.6 The Distributor shall adhere to the marketing plan and sales strategy designated and confirmed by CASI and mutually agreed in writing upon between the parties.

6.7 The Distributor shall specify in each purchase order, the Product name, specifications, unit price, Product quantity, sample quantity, total price and delivery date.

6.8 The Distributor shall prepare, record and document all customer manuals, technical instruction, advertising and marketing materials at its own costs and submit the aforesaid information to CASI in a timely manner for its approval.

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7.	Obligations of CASI

7.1 Unless a mutual consent of the Parties to this Agreement is furnished in writing, CASI shall not authorize any other party to be its importer or agent to distribute the Product within the Territory, or sell, supply or deliver the Product to any other natural person or legal person within the Territory.

7.2 Upon the receipt of a purchase order from the Distributor, CASI shall issue a written confirmation within 5 working days to the Distributor regarding the following:

•	CASI is able to supply the Product to the Distributor as specified in the Purchase Order;
•	CASI is able to deliver the Product on or before the delivery date as specified in the Purchase Order.
•	If a written confirmation has not be rendered by CASI within 5 working days upon the receipt of the Purchase Order, it shall be deemed as CASI has not accepted the Purchase Order.

7.3 CASI shall provide the Distributor with all relevant documents and bills as may be needed during its course of sale and distribution of the Product. CASI shall provide a delivery note which contains information of the Product code, quantity, batch number, production date and expiration date.

7.4 CASI represents and warrants that the Product it supplies to the Distributor in accordance with this Agreement conforms with the provisions set forth in Appendix IV “the Quality Agreement”:

7.5 CASI warrants that the Product is manufactured in conformance with standards of GMP, provisions of all applicable laws and regulations, including labelling, written instructions and specifications as required by the department of health and other government authority with jurisdiction of drug product supervision and administration within the Territory, furthermore, any other specifications which CASI will notify the Distributor from time to time.

7.6 CASI shall support and provide the Distributor reasonable and legitimate assistance within the Territory for the sale and distribution of the Product from time to time at the Distributor’s request, and, shall respond promptly to all enquiries from the Distributor.

8.	Recall, Return and Replacement Policy

8.1 Right of Return and Replacement. The Distributor is entitled to return and replacement of the Product in accordance with the provisions in Annex II the“Quality Agreement.” CASI is responsible for the return and replacement of the Product at its own costs and expenses.

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8.2 Conditions of Return and Replacement. The Distributor shall strictly abide by the return and replacement policy under this Agreement and provisions set forth in its Annex II “the Quality Agreement” for return and/or replacement of the Product. CASI reserves its right to reject any return and/or replacement of the Product requested by the Distributor without justifiable cause and supporting evidence at request, or incompliance with provisions hereof. The Distributor may only return or replace the Product purchased by itself from CASI.

8.3 FIFO. The Distributor shall manage its inventory with the method of “first-in first-out”. The Distributor is entitled to the return and replacement of expired Product at its own expenses and cost.

8.4 The Distributor shall collect data from its sales channel (including without limitation, hospital inventory, sub-distributor inventory and bonded warehouse of the imported Product) for the statistics of Product with an expiration date of less than 9 months separately for each calendar month. The Distributor shall inform CASI in writing of such statistics and sell such Product that is about to expire with its best efforts in order to reduce its inventory.

8.5 If the expiration of the Product is due to Distributor’s negligence or misconduct during inventory management, the Distributor shall return and replace the Product at its own cost and expense. Damages due to the Distributor’s miscalculations and inaccurate statistics of the Product with an expiration date less than 9 months unconformable with provisions hereof, shall be borne by the Distributor. The Distributor shall from time to time provide CASI information regarding expiration dates for the Product, stored in the Distributor’s own warehouse. CASI, out of good will, shall reduce such inventory to the minimum.

8.6 Under any circumstances, the Distributor is prohibited from selling or encouraging the Customers to sell any expired Product on the market. The Distributor shall inform CASI immediately with a written notice once it has the knowledge that any of the Product is deemed unfit for sale, as well as, the expiration of inventory in hospitals, pharmacies and drug stores. Upon written consent of CASI, the Distributor is authorized to return or replace such Product on behalf of the Customer, and CASI shall bear all expense and cost to be incurred from the return or replacement.

8.7 In the event of a recall ordered by a governmental agency or by one of the Parties regarding any of the Product (the “Recall”), the Parties shall cooperate with one another in conducting the Recall. When the Recall is solely caused by CASI, CASI shall pay all costs and expenses of such Recall.

9.	Pharmacovigilance

9.1 CASI shall provide the Distributor all necessary information which it deems beneficial to the sale of Product within the Territory. Once the Distributor has any knowledge of severe or accidental ADR or any other potentially collateral adverse reaction which has occurred during the use of Product, it shall inform and report to CASI all information concerning such event in accordance with the provisions stipulated in “the Pharmacovigilance Agreement” as Appendix V.

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9.2 It is required that the Distributor shall encrypt all information regarding pharmacovigilance during its transmission and hold such information strictly confidential, unless any laws or regulations mandated otherwise.

10.	No Representation or Employment

10.1 No Employment. The Distributor shall be considered to be an independent contractor. The relationship between CASI and the Distributor shall not be construed to be that of employer and employee, nor to constitute any partnership, joint venture or agency of any kind. The Distributor shall, as a diligent and responsible distributor, sell and distribute the Product in its own name, at its own risks and for its own account.

10.2 Distributor’s Expenses. The Distributor shall pay all of its expenses, including without limitation all travel and accommodation expenses incurred in connection with its service hereunder. CASI shall not reimburse the Distributor for any of other expenses.

10.3 No Representation. The Distributor shall have no right to enter into any contracts or commitments in the name of, or on behalf of CASI, or to bind CASI in any respect whatsoever. In addition, the Distributor shall not obligate or purport to obligate CASI by issuing or making any affirmations, representations, warranties or guarantees with respect to the Product to any third party.

11.	Intellectual Property

11.1 Right to Use. The Distributor may use CASI trademarks, trade names and service marks on a non-exclusive basis within the Territory only during the effective term of this Agreement and solely for display or advertising purposes in connection with selling and distributing the Product in accordance with this Agreement.

11.2 CASI Proprietary. All Intellectual Property relating to the Product as defined in this Agreement are the proprietary of CASI and this Agreement shall by no means be construed as a licensing of any kind to the Distributor.

11.3 The Distributor shall not reverse assemble, decompile, reverse engineer, analyze or otherwise attempt to identify or derive CASI IP, Know-How, CASI Technology and any other intellectual property relating to formulas, formulations, component, structure from the Product or any part thereof.

12.	Reporting

12.1 The Distributor shall provide sales report of the Product on a regular basis for CASI within 20 working days after the end of each financial year. The report shall be furnished in the format defined by CASI and its content shall meet the specific requirements hereunder.

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12.2 The Distributor and CASI shall organize an operation meeting not less than once every 4 weeks and organize the management meeting not less than twice every year to summarize and assess its performance. The agenda shall be delivered to both Parties after mutual confirmation at least 15 working days prior to the meeting to be held.

12.3 The Distributor agrees to provide CASI a written report on or before the 3rd working day of each calendar month which shall contain:

•	The Distributor’s and its sub-distributors’ inventory statistics, sales breakdown, documents evidencing the actual inventory of the sub-distributors.
•	The sales breakdown and inventory of the Product in local hospitals in the areas where the Distributor’s sales representatives are present.
o	The Distributor agrees at the same time to provide CASI the following information from time to time in a prompt manner:
•	All applicable laws, regulations, ordinances and administrative mandates whether initially promulgated or recently amended concerning the registration, import, sale and distribution of the Product within the Territory;
•	A report on overall market conditions concerning the Product;
•	Record documents of complaints from Customers;
•	Other relevant information which CASI requests for.

13.	Inventory

13.1 Inventory Level. The Distributor shall maintain its inventory level in its own warehouse which can secure the supply of the Product for not less than 3 months, excluding the inventory in its sales channel. The inventory level shall be determined based on the actual supply of the Product to the sub-distributors and customers over the previous 3 months by average.

13.2 Selling-Off of Inventory. The Distributor shall have the right to sell off its remaining inventory of the Product after termination or expiration of this Agreement, provided however, that the Distributor shall comply with all terms and conditions of this Agreement restricting such reselling activities in effect immediately prior to such termination or expiration.

14.	Publicity

14.1 The Distributor agrees that any publicity or advertising which shall be released by it in which CASI is identified in connection with the Product shall be in accordance with the terms of this Agreement and with any information or data which CASI has furnished in connection with this Agreement.

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14.2 The Distributor is obliged to forward copies of any publicity and advertising to CASI for prior written approval before any information is publicized. The Distributor is obliged to ensure the compliance of Anti-Unfair Competition Law, Laws on the Advertising and Marketing of Pharmaceutical Drug Products, the Securities Act of the United States and any other applicable laws and regulations for all and any of its publicity and advertising activities.

15.	Product Packaging and Labelling

15.1 The Distributor shall be responsible to verify the packaging and labelling requirements by applicable laws and regulations for the Product within the Territory and shall inform CASI timely in writing of any (or potential) non-conformity or required changes of Product packaging and labelling as required by relevant government authority within the Territory.

16.	No Assignment

16.1 This Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by either party without the prior written consent of the other party; provided, however, that the Distributor’s consent shall not be required with respect to any assignment, delegation or transfer by CASI to another division of CASI or to any affiliate of CASI or any division of such affiliate. This Agreement shall inure to the benefits of the permitted successors and assignees of CASI.

17.	Conflict of Interest

17.1 During the term of this Agreement, and for 6 (six) months thereafter, the Distributor shall not market directly or indirectly in the Territory products which are competitive with the Product of CASI, unless CASI gives prior consent in writing otherwise.

18.	Limited Warranty

18.1 CASI solely warrants that on the date of delivery, the Product shall conform to the Specifications agreed by both Parties. All other warranties, representations, undertaking, conditions or other terms, express or implied, statutory, contractual or otherwise, including without limitation, any warranty in relation to non-infringement of third-party rights, merchantability, suitability or fitness for any purpose are hereby excluded. The provisions of the foregoing warranties are in lieu of any other warranty, whether expressed or implied, written or oral.

18.2 CASI will only be liable for any damages caused or incurred by the Distributor if and to the extent that such damage is directly or solely caused by the breach of the express warranty set forth herein.

18.3 Modification of the Product. The Distributor may not customize, modify or have customized or modified any Product unless it obtains the prior written consent of CASI, the consent of such may be withheld in the sole discretion of CASI.

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19.	Limitations of Liability

19.1 Limitations of Liability. CASI’s liability arising out of the manufacture, sale or supplying of the Product or their use or disposition, whether based upon warranty, contract, tort or otherwise, shall not exceed the actual purchase price paid by the Distributor for the Product.

19.2 No Consequential Damages. In no event shall CASI be liable to the Distributor or any other person or entity for special, incidental or consequential damages (including, but not limited to, loss of profits, loss of data or loss of use damages) arising out of the manufacture, sale or supplying of the Product, even if CASI has been advised of the possibility of such damages or losses.

20.	Indemnification

20.1 Both Parties agree to defend, indemnify and hold harmless the Indemnified Parties from and against any and all Claims arising out of or in connection with the use, sale and distribution of the Product.

21.	Compensation for Contractual Breach and Liquidated Damage

21.1 Upon the occurrence of a material breach or default as to any obligations hereunder by either Party and the failure of the breaching party to promptly pursue (within thirty (30) days after receiving written notice thereof from the aggrieved party) a reasonable remedy designed to cure (in the reasonable judgment of the aggrieved party) such material breach or default, the breaching party shall compensate the aggrieved party 30% of the total transaction amount during the valid term of this Agreement as the compensation for contractual breach.

21.2 In the event that the damage or loss caused by the material breach is evidently more or less than the amount of compensation in total, the breaching party shall compensate such actual liquidated damages.

21.3 This Agreement may be terminated by the aggrieved party by giving a written notice of termination to the breaching party, such termination being immediately effective upon the giving of such notice of termination.

21.4 For further clarity, any breach of Clause 6.3 and 6.4 under this Agreement by the Distributor, once occurs, will result in the immediate termination of this Agreement. The Distributor is liable for the compensation of contractual breach provided in Clause 21.1 as well as compensate of all direct and/or indirect, collateral and/or consequential damages and losses of CASI /and or CASI China.

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22.	Bankruptcy

22.1 Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by either party, or either party becoming subject to a composition for creditors, whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (such party hereinafter referred to as the “insolvent party”), this Agreement may be terminated by the other party by giving a written notice of termination to the insolvent party, such termination being immediately effective upon the delivery of such notice of termination.

23.	Change in Control

23.1 Upon the occurrence of a change in control or management or operating personnel of either party (“the changed party”), which has, or in the reasonable opinion of the other party could have, a material adverse effect on the business, prospects or operations of such changed party and the failure of such changed party to promptly pursue (within 10 days after receiving written notice thereof from the other party) a remedy designed to cure (in the sole judgment of the other party) the other party’s objections to such change, this Agreement may be terminated by the other party by giving a written notice of termination to the changed party, such termination being immediately effective upon the delivery of such notice of termination.

24.	Term and Termination of the Agreement

24.1 The term of this Agreement is 3 years. This Agreement shall automatically terminate at that time, renewable through mutual written consent by all Parties.

24.2 Each Party to this Agreement may terminate the Agreement with a written notice of termination nine (9) months in advance prior to the expiration date. Neither Party shall be required to make any payment for compensation of any kind to the other Party on account of the termination, dissolution or expiration of this Agreement, except as may be determined in the event that this Agreement is terminated as a consequence of contractual breach.

Upon termination of this Agreement, consequentially:

24.3 The Distributor shall cease to act in all respects as CASI’s Distributor of the Product.

24.4 All purchase orders placed by the Distributor and accepted by CASI prior to the termination date shall be performed in accordance with the terms of this Agreement.

24.5 The Distributor shall immediately return to CASI all promotion materials, samples and other documents which have been supplied to the Distributor by CASI.

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24.6 The Distributor shall dispose of its remaining inventory of the Product, provided, however, that CASI shall be entitled, but not obliged to, repurchase all or a part of the Distributor’s inventory of the Product at the price equal to the price formerly paid by the Distributor to purchase the Product from CASI.

24.7 The Distributor shall cooperate to deregister any ancillary registration and authorization in its name or to transfer any such registration to CASI or a third party designated by CASI. If applicable or at CASI’s request, the Distributor shall ensure such registrations and authorizations are maintained throughout the term of this Agreement and thereafter until the aforesaid transfer has been taken into effect.

25.	Amendment and Modification of the Agreement

25.1 No amendment and modification shall be made except by a written supplementary agreement after consultation and confirmation of all Parties. Should there be any discrepancy between this Agreement and the supplementary agreement, the supplementary agreement shall supersede.

26.	Communication and Notice

26.1 Any communication which is required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged, faxes with transmission confirmed, or delivered by commercial courier service with receipt acknowledged, to the recipients at the address and contact details notified below, or any other recipients and/or addresses as may be notified to the Party sending the notice.

To CASI Name: Cynthia W. Hu Title: COO, General Counsel & Secretary to the Board Phone: 240-864-2718 Email: cynthiaw@casipharmaceuticals.com Postal Address: Rockville, MD 20850	To the Distributor Name: Yuan Yue Title: Phone:15811212382 Email: yuanyue@crguokang.com Postal Address: 5th Floor, Tower 1, Xinghuo Road No.9, Fengtai District, Beijing, the People’s Republic of China

To CASI China

Name: Cissy (Chunhua) Wang

Title: COO

Phone: 010-65618789-8777

Email: Cissyw@casipharmaceuticals.com.cn

Postal Address: Suite 1701-1702, Floor 17th Tower 1 China Central Place, No. 77 Jianguo Road,

Chaoyang District, Beijing City, P.R. China

Postcode: 100021

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27.	No Waiver

27.1 Failure by CASI to enforce any provision of the Agreement shall not be construed as a waiver of CASI’s right to act or to enforce such terms or conditions and CASI’s rights shall not be affected by any delay, failure or omission to enforce any such provision. No waiver by CASI of any breach of the Distributor’s obligations shall constitute a waiver of any other rights prior to subsequent breach.

28.	Entire Agreement

28.1 This Agreement supersedes and prevails any previous agreements or understandings, whether oral, written, express or implied, heretofore in effect and sets forth the entire agreement between CASI and the Distributor with respect to the subject matter hereof.

29.	Confidentiality

29.1 Nondisclosure. The Distributor agrees that CASI has a proprietary interest in any information provided to the Distributor by CASI, whether in connection with this Agreement or otherwise, whether in writing or oral form, which is: (i) a trade secret, confidential or proprietary information; (ii) not publicly known; and (iii) annotated by a legend, stamp or other written identification as confidential or proprietary information (hereinafter referred to as “Proprietary Information”). The Distributor shall disclose the Proprietary Information only to those of its agents and employees to whom it is necessary in order to carry out their duties as limited by the terms and conditions hereof. Both during and after the term of this Agreement, all disclosures by the Distributor to its agents and employees shall be held in strict confidence by such agents and employees. During and after the term of this Agreement, the Distributor, its agents and employees shall not use the Proprietary Information for any purpose other than in pursuant to this Agreement. This clause shall also apply to any consultants or subcontractors that the Distributor may engage in connection with this obligation under this Agreement.

29.2 Exclusions. Notwithstanding anything contained in this Agreement to the contrary, the Distributor shall not be liable for a disclosure of the Proprietary Information of CASI, if the information so disclosed: (i) was in the public domain at the time of disclosure without breach of this Agreement; or (ii) was known to or contained in the records of the Distributor from a source other than CASI at the time of disclosure by CASI to the Distributor and can be so demonstrated; or (iii) was independently developed and is so demonstrated promptly upon receipt of the documentations and technology by the Distributor。

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30.	Force Majeure

30.1 Neither Party shall be liable for any damage, loss, cost or expense arising out of or in connection with any non-fulfillment of this Agreement to the extent such non-fulfillment is due to Force Majeure, provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue the performance with utmost dispatch whenever such causes are removed.

The Party invoking Force Majeure shall inform the other Party thereof as soon as possible by giving written notice. The Parties shall consult with each other in order to minimize the other Party’s possible damage and/or costs.

31.	Authorization

31.1 All Parties to this Agreement confirm that all signatories to this Agreement have taken and completed all internal and external actions, procedures and formalities required by laws and/or corporate governance and have been fully authorized to enter into this Agreement legitimately.

32.	Compliance

32.1 The Distributor is obliged to abide by “CASI FCPA Sales Compliance Policy” (referred to Annex VI) during all of its activities concerning the performance of this Agreement and the Product.

32.2 The Distributor is obliged to conduct due diligence on all of its sub-distributors to ensure their compliance with all applicable laws and regulations during their sales and marketing activities of the Product, including without limitations, the compliance with Anti-Unfair Competition, Anti-Monopoly, Pharmaceuticals Product Advertising and Marketing,

32.3 As required by CASI, the Distributor and its sub-distributors shall attend compliance and legal training provided and scheduled by CASI.

32.4 Clause 13.1, Clause 16 and 17, Clause 30 and 33 and Appendix VI “Anti-Bribery and FCPA Undertaking” of this Agreement are equally effective and legally binding to sub-distributors as to the Distributor.

33.	Survival of Rights

33.1 The Parties’ rights and obligations shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns, directors, officers, employees, agents and legal representatives. Termination of one or more of the rights and obligations of the Parties, for whatsoever reason, shall not affect the provisions of this Agreement which are intended to continue to have effective after such termination.

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34.	Severability

In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever, the validity or enforceability of the remaining provisions between CASI and the Distributor and shall severed therefrom. The pertaining provisions held to be invalid or unenforceable shall be reformed to provisions satisfying the legal and economic intent of the original provisions to the maximum extent permitted by law.

35.	Dispute Resolution

35.1 Governing Law. The Parties’ rights and obligations arising out of or in connection with this Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the People’s Republic of China, excluding principles of conflicts of laws and contra proferentem. The applicability of the United Nations Convention on Contracts for the International Sale of Goods (“CISG”) is excluded.

35.2 Jurisdiction. The Parties agree that any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance, termination, shall be resolved through friendly consultation. Shall the dispute, controversy or claim fail to be resolved after thirty (30) days of consultation, each Party may file an arbitration to China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its Arbitration Rules. The seat of arbitration is Beijing, the People’s Republic of China and the language of arbitration is English. The award or ruling of arbitration is final and legally binding for all.

36.	Headings and Appendixes

36.1 The headings contained in this Agreement are included for mere convenience of reference and shall not affect their construction or interpretation.

36.2 All Appendixes attached hereinafter are an integral part of the Agreement, equally effective and legally binding with all terms and conditions set forth herein.

37.	Languages and Counterparts

37.1 This Agreement is furnished in both Chinese and English, shall there be any discrepancy between the two versions, the English version shall prevail.

37.2 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, equally effective and legally binding for all Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above set forth.

—————- (SIGNATURE PAGE FOLLOWS) —————-

(SIGNATURE PAGE)

CASI Pharmaceuticals, Inc.		CHINA RESOURCES GUOKANG PHARMACEUTICALS CO., LTD

By:	/s/ George Zhi Chi	By:	/s/ GENG Xiao-Le
Printed Name: George Zhi Chi		Printed Name: GENG Xiao-Le
Title: CFO		Title: General Manager
Date: March 7, 2019		Date: March 7, 2019

CASI (BEIJING) BIOPHARMACEUTICALS TECHNOLOGY CO., LTD

By:	/s/ Larry (Wei) Zhang
Printed Name: Larry (Wei) Zhang
Title: President
Date: March 7, 2019

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LIST OF APPENDIXES

Appendix I “Import Agreement”

Appendix II “Product List”

Appendix III “Purchase Order”

Appendix IV “Quality Agreement”

Appendix V “Pharmacovigilance Agreement”

Appendix VI “FCPA Sales Compliance Policy”

Appendix VII “Payment Terms”

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APPENDIX I

IMPORT AGREEMENT

Importer:

China Resources Guokang Pharmaceuticals Co., Ltd, (“CRGK” or “the Distributor”) a company of limited liability, established and existing under the Laws of the People’s Republic of China, with its registered domicile at 5th Floor, Tower 1, Xinghuo Road No.9, Fengtai District, Beijing, the People’s Republic of China.

Primary Contact for Import:

Name: Yue Yuan

Phone: 15811212382

Email: yuanyue@crguokang.com

Seller:

CASI Pharmaceuticals, Inc., a Delaware corporation, with offices at 9620 Medical Center Drive, #300, Rockville, Maryland 20850, the United States (“CASI”).

Primary Contact for Import and Sale:

Name: Albert

Phone: 13911096951

Email: albertg@casipharmaceuticals.com.cn

1.	This Agreement is furnished in accordance with and as Appendix I to the Exclusive Distribution Agreement executed by CASI, CASI China and CRGK on 15th Feb 2019, effective on the same date. Shall there be any discrepancy between this Agreement and the Exclusive Distribution Agreement, the Exclusive Distribution Agreement supersedes.

2.	This Agreement applies CIP (“Carriage and Insurance Paid”) of Incoterms 2010 issued by the International Chamber of Commerce.

3.	Named Place of Delivery: Beijing International Airport

4.	Named Place of Destination: Building F05, Beijing Tianzhu Airport City Free Trade Zone

5.	Bonded Warehouse:Building F05, Beijing Tianzhu Airport City Free Trade Zone

6.	Passing of Risk: the risk passes from the seller to the buyer when the Product is delivered by the seller to the first carrier, on condition that insurance is prepaid by the seller.

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7.	Transfer of Title: Title of the Product shall transfer from the seller to the buyer when it arrives at the named place of destination.
8.	The seller shall provide the following documents to the buyer once the Product arrives at the named place of delivery:

a.	One original Airway Bill

b.	Invoices, original in duplicate

c.	Packing Lists in duplicate.

d.	Original Certificate of Origin issued by the International Chamber of Commerce;

e.	Certificate of Analysis in duplicate.

f.	Certificate of Insurance with minimum cover.

9.	Quotation:

COMMODITY & OTHER SPECIFICATIONS	QUANTITY	UNIT PRICE	AMOUNT

TOTAL:

10.	Shipping Advice: After each shipment of the Product, the seller shall notify the Importer by the contact details listed above, including the information of at least: (a) name of the Product; (b) quantity, (c) net weight, (d) quantity in total, (e) flight departure date, (f) named place of delivery.

11.	Quality: It is trilaterally agreed that quality of the Product as listed in Appendix II shall meet with the requirements of all applicable laws and regulations, industrial standards within the Territory, details specified in Appendix IV “Quality Agreement” complementary to the Exclusive Distribution Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on 15th Feb 2019.

—————- (SIGNATURE PAGE FOLLOWS) —————-

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(Signature Page)

CASI Pharmaceuticals, Inc.		CHINA RESOURCES GUOKANG PHARMACEUTICALS CO., LTD

By:	/s/George Zhi Chi	By:	/s/ GENG Xiao-Le
Printed Name: George Zhi Chi		Printed Name: GENG Xiao-Le
Title: CFO		Title: General Manager
Date: March 7, 2019		Date: March 7, 2019

CASI (BEIJING) BIOPHARMACEUTICALS TECHNOLOGY CO., LTD

By:	/s/Larry (Wei) Zhang
Printed Name: Larry (Wei) Zhang
Title: President
Date: March 7, 2019

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APPENDIX II

Product List

Compound name: Melphalan Hydrochloride for Injection

Brand Name: Evomela®

Package: 50mg/box

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APPENDIX III

PURCHASE ORDER

PO No:2019CRGK-0**BJ

Date: ******

To: (Seller)

TO: CASI PHARMACEUTICALS INC.

Add: 9620 Medical Center Drive, #300, Rockville,

Maryland 20850, the United States (“CASI”).

Tel:

Email:

From: China Resources Guokang Pharmaceutical Co., Ltd.

No.9, Xinghuo Road, Fengtai District,

Beijing (100070), China

Tel: +8610 63626592 / Fax: +8610 63626501

– NOTES 注释 –

In accordance with the provisions of “Exclusive Distribution Agreement” dated 15th Feb, 2019 between both parties hereto, China Resources Guokang Pharmaceutical Co., Ltd. issues this Purchase Order as follows;

根据双方2019年2月15日签订的《独家经销协议》规定, 华润国康 (北京) 医药有限公司发布采购订单如下:

Commodity	Quantity	Unit price /Package (in US$)	Amount (in US$)
*******	***** Boxes	USD******美元	USD******美元
Total:	****** Boxes	CIP BEIJING BY AIR	USD*******

Shipping date	On or Before ******
Terms of payment	By wire transfer (T/T) made by China Resources Guokang Pharmaceutical Co., Ltd. within 90 days after issuance date of the invoice designated by CASI.

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Details of Designated Account
Transportation	Air transportation INCOTERM CIP
Port of Shipment	*****, USA
Named Place of Destination	Beijing Airport Please specify the full name of destination
Basis of price	Before or After Tax (Please specify) and marked in US dollars.
Other term and condition(s)	Shipping advice should be sent by e-mail via freight forwarder to: Ms. Yuan Yue (yuanyue@crguokang.com) in advance with details.

CASI Pharmaceuticals, Inc.		CHINA RESOURCES GUOKANG PHARMACEUTICALS CO., LTD

By:	/s/ George Zhi Chi	By:	/s/ GENG Xiao-Le
Printed Name: George Zhi Chi		Printed Name: GENG Xiao-Le
Title: CFO		Title: General Manager
Date: March 7, 2019		Date: March 7, 2019

CASI (BEIJING) BIOPHARMACEUTICALS TECHNOLOGY CO., LTD

By:	/s/Larry (Wei) Zhang
Printed Name: Larry (Wei) Zhang
Title: President
Date: March 7, 2019

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APPENDIX IV

QUALITY AGREEMENT

This Quality Agreement defines the quality related activities for the Product manufactured by Spectrum Pharmaceuticals, licensed to CASI Pharmaceuticals INC., and registered by CASI (Beijing) Biopharmaceuticals Technology Co., Ltd (hereinafter referred to as “CASI China”) in the Territory, delivered from Building F05,Beijing Tianzhu Airport City Free Trade Zone to China Resources Guokang Pharmaceutical Co., Ltd. (hereinafter referred to as “the Distributor”) for distribution within the Territory pursuant to the provisions set forth in the Exclusive Distribution Agreement entered into effect on 15th Feb, 2019.

Article 1: Parties and Manufacturing Site

This Quality Agreement is made and entered into by and between CASI and the Distributor as listed below:

Manufacturing and Marketing Authorization Holder

Name: Spectum Pharmaceuticals, Inc.

Address: 157 Technology Drive Irvine, CA 92618

Manufacturing Site: PATHEON MANUFACTURING SERVICES, LLC

Address: Greenville, NC 27834

Distributor

Name:China Resources Guokang Pharmaceutical Co., Ltd.

Address:No.9, Xinghuo Road, Fengtai District, Beijing 100070, China

Article 2: Scope of the Quality Agreement

The Product referred to in this Agreement is listed in Appendix II “Product List” to the Exclusive Distribution Agreement.

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Article 3: Definitions

The terms used in this Quality Agreement shall have the following meanings:

1.	“Quality Information” used herein means any information provided by any distributor, any person who directly handles the Product at customs, pharmacies, hospitals and clinics, any patient, or any other user concerning quality defects of the Product, including concerns about quality defects, after the release of the Products to the market in the Territory by The Distributor.

2.	“Inferior Products” used herein means the Product, which failed to pass National Inspection by the Customs or other administrative authority of China and failed to pass the acceptance testing at the inspection conducted by the Distributor.

3.	“Defective Products” used herein refers to the Product which has been detected or defected during storage or transportation, after it passed the acceptance testing at the inspection conducted by the Distributor.

4.	“Faulty Products” used herein refers to the Product either of which, after the release to the market, Quality Information has been reported or of which quality abnormality has been found in the reserved samples at the Distributor, and it is proved that such quality issues were caused by the Product regardless of the possibility of recall.

5.	“Recall” means to retrieve the Product by CASI’s decision after their release to the market by the Distributor.

6.	All terms not defined in the preceding paragraph shall conform to applicable Pharmaceutical Affairs Laws, ministerial ordinances, notifications and other regulations of China and the United States.

7.	For any term of this Article of which the definition has conflict with the statutory definition provided by applicable laws and regulations, the statutory definition shall prevail.

Article 4: Packaging, Labeling and Transportation

Packaging form, labeling and transportation conditions are listed in Annex 2 to this Quality Agreement.

Article 5: Delivery of Products and Acceptance Testing

1.	CASI will deliver the Product to The Distributor in accordance with Article 5.

2.	The Distributor will confirm the quantity, appearance and shipping documents as defined in Article 7 for the Products delivered to The Distributor’s warehouse or the bonded warehouse.

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3.	The Distributor will perform the testing of the Product delivered to The Distributor’s named warehouse, according to the acceptance criteria for visual inspection as defined in Appendix 3 and shall notify the result in writing to CASI within 5 working days after the delivery to the Distributor’s named warehouse.

Article 6: Shipping documents

CASI will issue the Certificate of Analysis for each manufacturing lot as defined in Annex 3 and provide it to The Distributor.

Article 7: Storage Condition and Shelf Life

The Distributor will control the Product in accordance with the storage condition, expiration date defined in Appendix 3 and applicable laws of the People’s Republic of China.

Article 8 Lot Numbering

The lot numbering system is described in Annex 3.

Article 9: Handling of Inferior, Defective and Faulty Products

1.	The Distributor shall notify CASI and discuss appropriate measures with CASI when the Distributor as the actual knowledge of any information of Inferior Products or Defective Products.

2.	Regarding Faulty Products, in accordance with the Quality Information handling procedure as defined in Article 11, CASI shall investigate the cause of Faulty Products to take countermeasures and notify the result to the Distributor.

3.	Returns or exchange of the Products from The Distributor to CASI shall be limited to the following items.

(1)	Product liability due to Product quality attributed to CASI;

(2)	Inferior Products;

(3)	Defective Product;

(4)	Faulty Product which were proved to be attributed to CASI.

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4. A list of responsible contact persons about Product quality is shown in Annex 4.

Article 10 Product Quality Liability and Indemnification

Product quality liability and indemnification of the Distributor and/or the manufacturer shall be construed and interpreted specifically in conformance with (1) Chapter V of “the Tort Law of China” (President Decree No.21(2010)) ; (2) Chapter III and Chapter IV of “the Product Quality Law of China” (President Decree No. 71(1993)); (3) “Law on the Management of Medical Products of China” (Amendment by the Standing Committee of the National People’s Congress of China(2015)) and; (4) “Regulations on the Quality Management of Medical Product Business Operations of China” (Decree No. 13 by the former China Food and Drug Administration(2015)).

Article 11. Communication and Consultation

1.	In the event that The Distributor obtains the following information, the Distributor shall notify it to CASI immediately.

(1)	The ministerial ordinances, notifications and other communication of the People’s Republic of China concerning the Product that are not written or defined in this Quality Agreement.

(2)	The measures taken to prevent the occurrence and spread of potential risks to public health due to any issue other than Quality Information, the Product recall and regulations defined in this Quality Agreement.

2.	Any changes to the terms and conditions stipulated in the Annexes shall be made in writing through friendly consultation by CASI and the Distributor.

Article 12: Audits

CASI shall conduct audit to verify compliance with this Quality Agreement at the Distributor’s premise after a 30 days prior written notice.

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Article 13: Documentation and Records

The Distributor will retain the documents and records concerning the marketing of the Product for the duration of the shelf life of the Product plus one year from the date of preparation (for the procedures, from the date when stopped using that procedure).

Article 14 Term and Termination

As an Appendix to the Exclusive Distribution Agreement, this Quality Agreement is executed and takes into effect on the effective date of the Exclusive Distribution Agreement with the same term of validity. Upon termination or expiry date of the Exclusive Distribution Agreement, all provisions stipulated in this Quality Agreement concerning Product quality shall survive for another 1 year.

Article 15 Recordation of Revision

15.1 All revisions to this Quality Agreement shall be recorded and documented by filling the Revision Form in Annex 11.

15.2 Shall there be any discrepancy between this Quality Agreement and the Exclusive Distribution Agreement, the Exclusive Distribution Agreement supersedes, notwithstanding that Article 10 of this Quality Agreement shall prevail all provisions and definitions concerning product quality liability and indemnification.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above set forth.

CASI Pharmaceuticals, Inc.		CHINA RESOURCES GUOKANG PHARMACEUTICALS CO., LTD

By:	/s/ George Zhi Chi	By:	/s/ GENG Xiao-Le
Printed Name: George Zhi Chi		Printed Name: GENG Xiao-Le
Title: CFO		Title: General Manager
Date: March 7, 2019		Date: March 7, 2019

CASI (BEIJING) BIOPHARMACEUTICALS TECHNOLOGY CO., LTD

By:	/s/ Larry (Wei) Zhang
Printed Name: Larry (Wei) Zhang
Title: President
Date: March 7, 2019

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QUALITY AGREEMENT

LIST OF ANNEXES

Annex 1 Product Quality and Specifications

Annex 2 Packaging, Labeling and Transportation

Annex 3 Product Instruction Sample

Annex 4 Labelling of Shipping Box (with instruction) Surface Sample

Annex 5 Bottle Labelling (with storage instruction) Sample

Annex 6 Acceptance Criteria for Visual Inspection

Annex 7 Storage Conditions and Expiration Date

Annex 8 Primary Contacts Concerning Product Quality

Annex 9 Request for Complaints Investigation

Annex 10 Quality Information Report

Annex 11 Quality Terms Revision

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Annex 1 Product Quality Specifications

Name of Product	—Melphalan hydrochloride for injection—
Import License Ref. No	—H20180073——
Import License Issuance Date	—11/30/2018——
Quality Management System of the International Organization for Standardization for Distributor	ISO9000
Quality Management National Standards of the Administrative Committee of National Standardization, China for Distributor	GB/T 19000

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Annex 2: Packaging, Labeling and Transportation

Transportation Conditions:

Product Name	Transportation route	Temperature
Melphalan hydrochloride for injection		Normal Room Temperature

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Annex 3 Product Instructions Sample

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Annex 4 Labelling of Shipping Box (with Instruction) Surface Sample

PRINT SIDE

EVOMELA®

## 注射用盐酸美法仑

Melphalan Hydrochloride for Injection

**50mg/瓶*1瓶装**

**仅供静脉注射用**

**丢弃未使用部分**

**通用名称：** 注射用盐酸美法仑

**成份：** 本品主要成份为盐酸美法仑（详见说明书）。

**性状：** 本品为白色或类白色固体块状物。

**规格：** 50mg（以$C_{13}H_{18}Cl_2N_2O_2$计）。

**适应症：** •用于多发性骨髓瘤患者造血干细胞移植前的高剂量预处理治疗；

•用于不适合口服剂型治疗的多发性骨髓瘤患者的姑息治疗。

**贮藏：** 避光，密闭，25℃以下保存。在原包装中储存。

EVOMELA®

## 注射用盐酸美法仑

Melphalan Hydrochloride for Injection

**用法用量：** 清髓性预处理治疗，100mg/m²/天，连续两天给药；姑息治疗，16mg/m²，每2周给药1次，连续给药4次。

**不良反应：** 最常见的不良反应是中性粒细胞计数减少、白细胞计数减少、淋巴细胞计数减少、血小板计数减少、腹泻、恶心、疲劳、低钾血症、贫血和呕吐。

**禁忌：** 对本品主要成份严重过敏者禁用。

**注意事项：** 骨髓抑制、胃肠毒性、肝毒性、过敏反应、继发恶性肿瘤等。

**用法用量、不良反应、注意事项及生产企业信息详见说明书。**

EVOMELA®

注射用盐酸美法仑

Melphalan Hydrochloride for Injection

50mg/瓶*1瓶装

仅供静脉注射用

丢弃未使用部分

EVOMELA®

## 注射用盐酸美法仑

Melphalan Hydrochloride for Injection

**进口药品注册证号：**
H20180073

**公司名称：**
Spectrum Pharmaceuticals, Inc.

**生产企业：**
Patheon Manufacturing Services, LLC

**国内联系单位：** 英创远达（北京）生物医药科技有限公司

**电话：** 010-65618789

CASI Pharmaceuticals

生产日期

产品批号

有效期至

Date:

Customer:

Size: 1-3/8 x 1-3/8 x 2-25/32

Drawing/Die #:

Board Type:

☑ Barcodes Verified ☑ For Copy

Spot Colors

☐ RA (sign & date)

☐ GM (sign & date)

☐ President (sign & date)

Process Colors

K

Non Printing

DIE LINE

WBC

PMS 1815

PMS 286

PMS 7510

PMS Black 4

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Annex 5 Labelling Bottle (with Storage Instruction) Sample

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Annex 6 Acceptance Criteria for Visual Inspection

The Product in conformity with the following criteria of visual inspection will be accepted by the Distributor:

Test item	Acceptance criteria
Lot Number/Expiration	No typographical errors. Easily legible.
Stain, scratch, wrinkle	No stains, scratches or wrinkles are visually detected.
Label statement, figuration	No printing defectives or figuration defectives
Perforation	Uninterrupted perforation line. Easy to open.
Bar code	No scanning error. Matching the information.
Sealing	Securely sealed.
Package Insert	Securely contained inside.

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Annex 7 Storage Conditions and Expiration Date

Storage	Normal Room Temperature
Expiration	3 Years

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Annex 8 Primary Contacts Concerning Product Quality

CASI:	CRGK:	CASI China:
Primary Contact Printed Name:Alex Zukiwski Title: CMO Phone: 240-864-2888 Email:alexz@casipharmaceuticals.com	Primary Contact Printed Name: Lili Title: Quality Manager Phone: 010-63626524 Email: lili8@crguokang.com	Primary Contact Printed Name: Helen Title: Phone: 13621245934 Email: helenl@casipharmaceuticals.com.cn

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Annex 9

Request for Complaints Investigation

Date:

To:

CASI Pharmaceuticals INC.

Product name	Lot number
Date of complaint	Quantity of complaint
Contact Details	Company Name: Company Address: Name of the Complainant: Phone: Email:
Delivered sample	Delivered:Yes ☐ No ☐
Complaint Details
Response	☐ Letter of Reply to Complaint ☐ Investigation Report Please submit the above document to the Quality Assurance Department of CASI first.
Remarks	Standard Timeline: Reply in 1 week

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Annex 10

Quality Information Report

Reported by (department):	Section
Reported by (person):	Date of report
Date of obtaining the information	Phone	TEL Ext. ( )
Information obtained by:
Product Name of the Information
Descriptions

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Annex 11

Quality Terms Revision Form

No	Date of revision	Content of revision	Revised by
			CASI	The Distributor

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APPENDIX V

PHARMACOVIGILANCE AGREEMENT

This Pharmacovigilance Agreement (this “Agreement” of “PVA”) is entered into and effective as of 15th Feb 2019, by and between:

China Resources Guokang Pharmaceuticals Co., Ltd, (“CRGK” or “the Distributor”), a company organized under the Laws of the People’s Republic of China, with a registered office located at 5th Floor, Tower 1, Xin-Huo Road No. 9, Feng-Tai District, Beijing, the People’s Republic of China, unified social credit code: 91110106700207387G, and

CASI Pharmaceuticals, Inc., a Delaware corporation, with offices at 9620 Medical Center Drive, #300, Rockville, Maryland 20850, the United States (“CASI”).

CASI and the Distributor are hereby collectively referred to herein as the “Parties” and each, individually, as a “Party”.

1.	PURPOSE

1.1 CASI and the Distributor are Parties to the Exclusive Distribution Agreement effective on 15th Feb 2019 for the distribution of the Product, (as such agreement may be amended from time to time, the “Exclusive Distribution Agreement”), executed on even date with this Pharmacovigilance Agreement (this “PVA”).

1.2 The purpose of this PVA is to describe the procedures and define the responsibilities that CASI and the Distributor will employ to ensure that AE (as defined below) notification and reporting requirements for the product listed in Appendix II (the “Product List”) in order to meet applicable rules of regulatory authority set forth in 21 C.F.R. § 314.80 and guidelines. The Distributor, as marketing authorization holder in the Territory, also has certain pharmacovigilance (“PV”) obligations in order to meet local regulatory rules and guidelines.

The terms used in this PVA shall have the meanings as defined herein, and if not defined herein, as defined in the Exclusive Distribution Agreement, or by laws and regulations as applicable.

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2.	DEFINITIONS

Adverse Event (“AE”) is any untoward medical occurrence in a patient or clinical-trial subject administered a medicinal product and which does not necessarily have to have a causal relationship with the treatment. An AE can therefore be any unfavorable and unintended sign (e.g. an abnormal laboratory finding), symptom, or disease temporarily associated with the use of a medicinal product or device, whether or not considered related to such medicinal product or device.

“Special Situations”, for the purposes of this PVA, means the use of Product during pregnancy (with or without outcome), use during lactation, dispensing errors, maladministration, accidental or occupational exposure, pediatric exposure, unexpected benefit, overdose, lack of efficacy, drug-drug interaction, withdrawal syndrome, drug dependence, misuse, abuse or addiction, transmission of infectious disease, disease progression or aggravation, off-label use, treatment noncompliance, withdrawal periods, environmental issues and the use of counterfeit product, all of which shall be reported by the Distributor to CASI following the requirements of AE reporting even if no AE has occurred.

“Urgent Safety Action” refers to a Product recall, withdrawal, restriction, and/or field correction, including recalls, withdrawals, restrictions, and/or field corrections of such Product required by any regulatory authority or voluntary recalls, withdrawals, restrictions, and/or field corrections of such Product.

“Transfer Date” refers to the date on which the Distributor receives the Product from the carrier at the named place of delivery as defined in Appendix I “Import Agreement” to the Exclusive Distribution Agreement.

“ICSRs”refers to the “Individual Case Safety Report” , required to be submitted to the Food and Drug Administration of the United States (“FDA”) which contains format requirements for drug and non-vaccine biologics post-market reporting based upon the International Council for Harmonization of Technical Requirements for Pharmaceuticals in Human Use (“ICH”) E2B (“R2”) specifications.

“Safety Signal” refers to information that arises from one or multiple sources (including observations of experiments) which suggests a new, potential causal association, or a new aspect of a known association between an intervention (e.g. administration of a medicine) and event or set of related events, either adverse or beneficial, that is judged to be sufficient likelihood to justify action of verification.

“PADERs” refers to Periodic Adverse Drug Experience Report (PADERs) which contains format requirements for drug and non-vaccine biologics post-market reporting based upon the International Council for Harmonization of Technical Requirements for Pharmaceuticals in Human Use (“ICH”) E2B (“R2”) specifications.

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3.	SCOPE

3.1 This PVA applies to AE reporting requirements for the Product. In the event of a conflict between the terms of PVA and the Exclusive Distribution Agreement, the terms of the PVA shall control in regard to AEs.

4.	EFFECTIVE DATE AND REVIEW

4.1 This PVA shall become effective on the effective date of the Exclusive Distribution Agreement. No provision of this PVA may be amended or modified other than by a written document signed by an authorized representative of each Party.

4.2 The Distributor shall commit to forward AEs after the Transfer Date as per local regulations, i.e. forwarding of AEs when received by error on the tradename of another Person who is marketing authorization holder for the Product.

4.3 If applicable regulatory requirements change and there is disagreement regarding the interpretation of any aspect of this PVA, and/or either Party requests a review of this PVA due to issues or conflicts involving legal or regulatory requirements, the Parties agree to review, and, if appropriate, amend and/or revise the terms of this PVA. Renegotiation/review shall be considered complete when the Parties execute a written amendment or addendum to this PVA.

5.	RESPONSIBILITIES

5.1 The Parties agree to implement necessary training, procedures and systems/processes for the timely and direct reporting of any AE or Special Situation (as defined in Clause 2 above) reports made known to them, as set forth in this PVA.

5.2 The Parties also agree that personnel performing the tasks described in this PVA are qualified to perform those tasks.

5.3 The Parties agree that data privacy must be maintained at all time in relation to the activities defined in this PVA.

5.4	The Parties agree that cross-border data exchange and transmission shall be in strict compliance with the requirements of applicable laws and regulations of the People’s Republic of China and the United States.

5.5	The Parties shall proactively provide remedy to the most possible extent in order to minimize losses and costs arising from the performance and execution of this PVA due to the promulgation of new policy, laws or regulations on the cross-border data exchange and data transmission either in China or the United States, inter alia, take necessary measures to acquire the approval and/or apply for the permit for the exchange and transmission of sensitive data e.g. concerning human genetic resources, biopharmaceuticals and biochemistry.

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6.	TRAINING

6.1 Each Party shall ensure that its personnel involved with carrying out the terms of the PVA are trained appropriately. Training documentation will be maintained by each Party respectively. Upon request by the Distributor, CASI shall provide the Distributor with complete copies of its training documentation.

7.	URGENT SAFETY ACTIONS

7.1 CASI shall be responsible for all Urgent Safety Actions arising from or related to the Product manufactured, sold or otherwise distributed prior to the Transfer Date. The Distributor shall be responsible for all Urgent Safety Actions arising from or related to the Product manufactured, sold or otherwise distributed on and after the Transfer Date.

8.	INTAKE AND EXCHANGE OF AE AND SPECIAL SITUATION INFORMATION

8.1 In the event that the Distributor learns of any AEs, Product complaints, or Special Situations for the Product on and after the Transfer Date, the Distributor will record all available AE, Product complaint, or Special Situation information on an intake form and e-mail the completed form to CASI via e-mail with read receipt as soon as possible but no later than five (5) calendar days of receipt. The Distributor will provide to CASI all information provided to the Distributor relating to the AE, Product complaint, or Special Situation but minimally, the following information will be provided:

(a)	Date that the Distributor was notified of the AE, Product complaint, or Special Situation;

(b)	Name and contact details of the reporter;

(c)	Name of the Product;

(d)	Nature of the AE, Product complaint, or Special Situation; and

(e)	Patient details (if available).

8.2 The contacts for each Party are identified in Annex I to this PVA. Either Party may change its contact persons and/or its primary liaison upon immediate notification to the other Party in writing.

8.3 The Distributor will send a PDF copy of the original AE source document received by the Distributor to CASI via e-mail at the e-mail address listed in Annex I. Both CASI and the Distributor will agree to maintain records of all safety information that has been exchanged for the purpose of future audits and/or inspections by the National Medical Products Administration (“NMPA”, the former “China Food and Drug Administration”) and/or other regulatory authority, in compliance with this PVA. All exchanged safety information records will be maintained for a period of no less than 10 years.

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9.	SAFETY REGULATORY REPORTS

9.1 On and after the Transfer Date, the Distributor will hold and maintain the global safety database for all AEs occurring with Product reported to either Party. The Distributor is responsible for the preparation and submission of all safety reports, including all ICSRs (15-day reports) as well as all aggregate reports (PADERs) in accordance with regulatory requirements. For clarity, prior to the Transfer Date, CASI shall continue to be responsible for all the obligations of the Distributor under this Section.

10.	AE REPORT PROCESSING AND FOLLOW-UP

10.1 On and after the Transfer Date, the Distributor is responsible for processing AE reports including performing database entry/assessment, completing medical review, and performing any follow-up, as required. For clarity, prior to the Transfer Date, CASI shall continue to be responsible for all the obligations of the Distributor under this Section.

11.	LITERATURE REVIEW

11.1 On and after the Transfer Date, the Distributor is responsible for performing review of the worldwide scientific literature for AE information related to Product in accordance with its procedures. For clarity, prior to the Transfer Date, CASI shall continue to be responsible for all the obligations of the Distributor under this Section.

12.	SAFETY ISSUES/SIGNALS

12.1 On and after the Transfer Date, the Distributor is responsible for identifying safety issues or signals relating to the Product and communicating safety issues to appropriate regulatory authorities. For clarity, prior to the Transfer Date, CASI shall continue to be responsible for all the obligations of the Distributor under this Clause.

13	RECONCILIATION AND CONFIRMATION OF RECEIPT

13.1 On and after the Transfer Date, the Distributor will respond back to CASI for each AE report communicated to the Distributor, preferably within forty-eight (48) hours, but in no case later than two (2) Business Days after receipt by the Distributor. If CASI does not receive a response back within the above stated timeframe, CASI will continue to communicate for the AE report until confirmation is received. The Distributor shall provide cumulative reconciliation information during the term of this PVA in accordance with the provisions hereof. CASI and the Distributor will effectively perform a monthly reconciliation to ensure that all forwarded reports of all safety information have been successfully exchanged between both Parties.

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14.	REGULATORY AUTHORITY INTERACTIONS

14.1 On and after the Transfer Date, the Distributor is responsible for completing and reporting of AE reports for Product and for submission to regulatory/competent authorities. This includes individual case 15-Day Alert Reports and Periodic Safety Reports or Periodic Safety Update Reports, if applicable.

14.2 On and after the Transfer Date, communications with NMPA relating to PV issues for the Product will be the responsibility of the Distributor or CASI. For clarity, prior to the Transfer Date, CASI shall continue to be responsible for all the obligations of the Distributor under this Section.

15.	RISK EVALUATION AND MITIGATION STRATEGY (REMS)

15.1 If a local REMS or other risk management activity is required for Product by a regulatory authority, (i) on and after the Transfer Date, the Distributor or CASI shall be responsible for the authorship, submission and administration of the program; or (ii) prior to the Transfer Date, CASI shall be responsible for the authorship, submission and administration of the program.

16.	SUMMARY OF RESPONSIBILITIES ON OR AFTER THE TRANSFER DATE

16.1 Responsibilities on and after the Transfer Date are summarized below.

Activity	The Distributor	CASI
Receipt of AE Reports	X	X
Email Transfer of AEs, Product Complaints, and Special Situations	X	X
Safety Report Preparation and Submission in the United States		X
Safety Report Preparation and Submission in China	X
Safety Signal Identification		X
Literature Review		X
Regulatory Reporting Related to AEs		X

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Activity	The Distributor	CASI
Interactions with Regulatory Authorities Related to AEs		X
Immediate Confirmation of Receipt	X	X
Reconciliation Listing	X	X
Perform Reconciliation Against Database		X
Risk Management Plans		X

17.	COMPLIANCE WITH PHARMACOVIGILANCE AGREEMENT AUDIT

17.1 The Parties shall communicate urgent or critical issues affecting the other Party’s pharmacovigilance system in relation to meeting the obligations set forth in this PVA within 14 Business Days of discovery or receipt of documented findings cited during a regulatory authority inspection. Once corrective actions are determined, the inspected Party will provide a summary of the relevant inspection findings with associated corrective actions to the extent the other Party is impacted.

17.2 On and after the Transfer Date, CASI may audit the Distributor’s pharmacovigilance systems/operations or contracted pharmacovigilance activities, by giving a 90 days’ prior written notice, to ensure that the elements set forth in this PVA are being fulfilled for the Product. As soon as the decision to audit is taken, all such audits will be notified by CASI to the Distributor. Audits must be reasonable in scope and in relationship to the Product and must take place during normal business hours. The Distributor will correct audit observations in a timely manner and communicate those actions with CASI.

17.3 In the case of a serious suspected breach of compliance with this PVA, a directed audit will be performed by the Distributor or an independent third party with written notification only and a minimum of 30 days. The possibility of a directed audit for serious breach is therefore agreed upon by way of execution of this PVA.

17.4 Parties shall allow foreign and local health authorities to inspect their pharmacovigilance operations as it is necessary for either Party to maintain registration in the countries where the Product is marketed. The Parties shall allow foreign and local health authorities to inspect their pharmacovigilance operations as necessary for either Party to maintain a marketing authorization. The Parties shall inform each other of any local Product-specific pharmacovigilance inspections at the time they receive notification of the inspection.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above set forth.

(SIGNATURE PAGE)

CASI Pharmaceuticals, Inc.		CHINA RESOURCES GUOKANG PHARMACEUTICALS CO., LTD

By:	/s/ George Zhi Chi	By:	/s/ GENG Xiao-Le
Printed Name: George Zhi Chi		Printed Name: GENG Xiao-Le
Title: CFO		Title: General Manager
Date: 15th Feb 2019		Date: March 7, 2019

CASI (BEIJING) BIOPHARMACEUTICALS TECHNOLOGY CO., LTD

By:	/s/ Larry (Wei) Zhang
Printed Name: Larry (Wei) Zhang
Title: President
Date: 15th Feb 2019

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Annex I

Pharmacovigilance List of Contacts

The Distributor	CASI
AEs; Product complaints, Product and Special Situations Requests: Email Transfer to Name: Title: Phone: +8610-63626524 E-mail to: e-mail: Lili8@crguokang.com

AEs; Product complaints, Product and Special Situations Requests:

Email Transfer to:

Name:Dr. Alex Zukiwski

Title: Chief Medical Officer

Phone: (240) 864-2888

E-mail to:

e-mail: alexz@casipharmaceuticals.com

Primary Contact and AE specific Questions: Name, Title: Phone: +8610-63626524 Email: Lili8@crguokang.com

Primary Contacts:

Name, Title:

Dr. Alex Zukiwski Chief Medical Officer

Phone e: (240) 864-2888

e-mail: alexz@casipharmaceuticals.com

Name:Dr. Ken K. Ren

Title:Chief Executive Officer

Phone: (240) 893-0086

Email:kenr@casipharmaceuticals.com

Secondary Contact: Name, Title Phone: +8601-63626519 Lirui116@crguokang.com

Secondary Contact:

Name:James Goldschmidt,

Title:PhD SVP, Business Development

Phone (240) 864-2843

Email: jamesg@casipharmac”euticals.com

Name:Cynthia W. Hu

Title:COO & General Counsel

Phone: (240) 864-2781

Email: cynthiaw@casipharmaceuticals.com

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IN WITNESS WHEREOF, the Parties have executed this Annex to the PVA as of the date first above set forth.

(SIGNATURE)

CASI Pharmaceuticals, Inc.		CHINA RESOURCES GUOKANG PHARMACEUTICALS CO., LTD

By:	/s/ George Zhi Chi	By:	/s/ GENG Xiao-Le
Printed Name: George Zhi Chi		Printed Name: GENG Xiao-Le
Title: CFO		Title: General Manager
Date: March 7, 2019		Date: March 7, 2019

CASI (BEIJING) BIOPHARMACEUTICALS TECHNOLOGY CO., LTD

By:	/s/ Larry (Wei) Zhang
Printed Name: Larry (Wei) Zhang
Title: President
Date: March 7, 2019

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APPENDIX VI

CODE OF CONDUCT AND ETHICAL STANDARDS

ON ANTI-BRIBERY AND ANTI-FOREIGN CORRUPTION PRACTCE ACT

(“FCPA”) OF THE UNITED STATES

In this Appendix specifically:

“CRGK” refers to: China Resources Guokang Pharmaceuticals Co., Ltd,

“CASI” jointly refers to CASI Pharmaceuticals INC., and CASI (Beijing) Biopharmaceuticals Technology Co., Ltd, together.

1.	Representation

CRGK represents and undertakes to CASI that:

(a)	it and its Affiliates and its (and its Affiliates’) directors, officers and employees (“Representatives”), shall refrain from offering, giving, demanding or accepting any gift, payment or favor, whether directly or through any other person or entity, private or public, that is intended to: (i) induce the recipient to perform a function or activity improperly, or (ii) secure any improper advantage for CASI and/or CRGK ;

(b)	it shall keep transparent and accurate books and records (including accounting records) with regard to its performance under the Exclusive Distribution Agreement;

(c)	it shall have, maintain and enforce throughout the term of this Agreement its own anti-bribery and corruption policies and procedures in compliance with applicable Laws and regulations;

(d)	it, its Affiliates and its Representatives have not been convicted of any offence involving bribery and corruption and, to the best of CRGK ’s knowledge, neither have been nor are the subject of any investigation, inquiry or enforcement proceedings by any governmental or regulatory authority under any applicable anti-bribery and anti-corruption Laws and regulations;

(e)	it shall not contact, or otherwise meet with any government official with respect to any transactions required under this Agreement, without the prior written approval of CASI and, when requested by CASI, only in the presence of a CASI designated representative;

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(f)	except as disclosed in writing: (i) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of this Agreement; and (ii) it shall maintain arms’ length relations with all Third Parties (including government officials) with which it deals for or on behalf of CASI (or in performance of this Agreement);

(g)	it, its Affiliates and its Representatives shall in all other respects comply with all applicable anti-bribery and anti-corruption Laws, regulations, Foreign Corruption Practice Act (“FCPA”); and

(h)	it shall at all times comply with and not get into any kind of activities which are against the ethics and regulations of CASI as mentioned in the CASI Code of Conduct.

2.	Liability.

CRGK shall ensure that any and all persons, such as, but not limited to, agents, distributors, contractors, representatives, intermediaries or any other associated persons, who perform services for or act on behalf of CRGK in connection with this Agreement (hereinafter jointly “Persons”) do so only on the basis of a written contract with terms and conditions no less strict than those imposed on CRGK in Clause 1 of these Requirements. CRGK shall be responsible for the compliance by such Persons with any applicable anti-bribery and anti-corruption Laws and regulations and CASI Code of Conduct, and shall be directly liable to CASI for any breach by such Persons thereof.

3.	Breach and Remedies.

Any breach of Clauses 1 and 2 by CRGK , its Affiliates and Representatives or any of the Persons shall be deemed a material breach of this Agreement and, without prejudice to other remedies available to it, including but not limited to the right to demand specific performance, CASI shall have the right to immediately suspend performance or terminate this Agreement according to Clause 10.2 (a) of the Agreement.

4.	Disclosure of (Possible) Violation

CRGK agrees that CASI may make full disclosure of information relating to a possible violation of the terms of these Ethical Standards and Anti-Bribery and Anti-Corruption Requirements at any time and for any reason to any Governmental Authority, and to whomsoever CASI determines in good faith has a legitimate need to know.

5.	Right to Audit.

CASI shall have the right to audit the conduct of CRGK, its Affiliates and subcontractors under this Agreement, each of which shall be obligated to cooperate fully in any such audit.

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6.	Sub-Distributors Management

CRGK is attentive to and experienced in the management and risk control of its sub-distributors and warrants that all sub-distributors contracted with CRGK for the performance of the Exclusive Distribution Agreement will strictly abide by statutory and contractual obligations in relation to ant-bribery, anti-unfair competition and FCPA.

(SIGNATURE PAGE)

CASI Pharmaceuticals, Inc.		CHINA RESOURCES GUOKANG PHARMACEUTICALS CO., LTD

By:	/s/ George Zhi Chi	By:	/s/ GENG Xiao-Le
Printed Name: George Zhi Chi		Printed Name: GENG Xiao-Le
Title: CFO		Title: General Manager
Date: March 7, 2019		Date: March 7, 2019

CASI (BEIJING) BIOPHARMACEUTICALS TECHNOLOGY CO., LTD

By:	/s/ Larry (Wei) Zhang
Printed Name: Larry (Wei) Zhang
Title: President
Date: March 7, 2019

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APPENDIX VII

SUPPLEMENTRY PAYMENT TERMS

This Appendix is entered into and effective on 15th Feb 2019 as supplementary provisions on payment terms to the Exclusive Distribution Agreement signed on the aforesaid same date by and between:

China Resources Guokang Pharmaceuticals Co., Ltd, (“CRGK” or “the Distributor”) a company of limited liability, established and existing under the Laws of the People’s Republic of China, with its registered domicile at 5th Floor, Tower 1, Xinghuo Road No.9, Fengtai District, Beijing, the People’s Republic of China, unified social credit code: 91110106700207387G. And

CASI Pharmaceuticals INC., (“CASI”) a Nasdaq listed company incorporated and existing under the laws of the State of Delaware, USA with its registered domicile at 9620 Medical Center Drive in Rockville, MD USA. And

1.	Definition of the “Difference”

The “Difference” used in this annex shall mean the difference between (a) export CIP prices and (b) calculation CIP prices to be determined to guarantee the agreed distribution channel margin from CASI to CRGK with are set forth.

2.	Compensation for the “Difference”

CASI shall compensate for the “Difference” based upon the calculation formula shown as follows on the condition that the result of calculation is positive;

a.	Export CIP Price;
b.	Calculation CIP Price;
c.	The total amount into which “Difference” is converted

Calculation Formula:

c = (a-b) ×1.02 × the number of Products to be sold by CASI to CRGK.

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3.	Total of Compensation

The parties agree that each compensation amount which is calculated in this Appendix are totaled based on the calculating formula shown as follows. In case of the result of calculation is positive, CASI shall compensate CRGK by using credit note to deduct equivalent payment of the contract. On the contrary, in case of the result of calculation is negative, the parties agree that CASI shall not have any obligation to compensate CRGK, furthermore, the amount of negative above is carried over for the subsequent calculation from and after each time of calculation as long as the total of such negative amount is completely consumed.

4. Exchange Rate

For the purpose of supporting to calculate the “Difference”, the parties hereto shall jointly amend the exchange rate appropriately by the end of July and January respectively, which is applicable to sales and purchase between the parties for the next half year, with using the average of recent three (3) months TTM rate (in case of alteration at July, the parties hereto refer to average of April to June) which is Chinese Yuan (RMB) exchange rate against US dollars (USD), as reported on the website in the Bank of China (http://www.boc.cn/sourcedb/whpj/).

Whenever RMB exchange rate against USD in any month (Average Rate) rises or falls by three percent (3%) or more compared with recent exchange rate, the recent exchange rate may be changed to the Average Rate upon the parties’ agreement through the consolation in which case the Average Rate shall apply from the following month and the same shall apply thereafter. For clarity, the Average Rate shall be the one as reported on the website in the Bank of China exchange quotation with reference to the local exchange quotation.

(SIGNATURE PAGE)

CASI Pharmaceuticals, Inc.		CHINA RESOURCES GUOKANG PHARMACEUTICALS CO., LTD

By:	/s/ George Zhi Chi	By:	/s/ GENG Xiao-Le
Printed Name: George Zhi Chi		Printed Name: GENG Xiao-Le
Title: CFO		Title: General Manager
Date: March 7, 2019		Date: March 7, 2019

— End of the Document —

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